RENEWED MINERAL PROPERTIES PURCHASE FINANCING AGREEMENT Dated for Reference the __________day of October, 2009

BETWEEN:

LAKE VICTORIA COMPANY INC. a corporation existing pursuant to the laws of the state of Nevada, United States of America with a registered address at 1781 Larkspur Drive, Golden, Colorado 80401 U.S.A.

(hereinafter called "Lake Victoria") (Of the First Part)

And

DIRECTOR WITH COMPANY of P.O Box ____________Dar es Salaam United Republic of Tanzania.

(hereinafter called 'Director with Company")
(Of the Second Party)

WHEREAS

R.1

Director with Company entered into a Mineral Properties Purchase Financing Agreement dated May 23, 2009 with Kilimanjaro Mining Company, Inc. (“Kilimanjaro”), a Nevada corporation with an address at 711 S. Carson Street, Carson City, Nevada, USA 89701 regarding primary mining licenses located in Tanzania (the “Initial Agreement”)

R.2

Subsequent to the Initial Agreement, Kilimanjaro became a wholly owned subsidiary of Lake Victoria and Lake Victoria acquired the rights and assumed the obligations of Kilimanjaro in the Initial Agreement.

R.3	The parties hereto have decided to replace the Initial Agreement in its entirety with this renewed agreement (“Renewal Agreement’).

R.4	Director with Company is a shareholder and a Director of Lake Victoria Inc. and works closely with Lake Victoria in the development by Lake Victoria of mining properties in Tanzania (the “Project”).

R.5

Director with Company has identified various mineral rights in the form of Primary Mining License(s) (“PML(s)”) owned by PML Owners (the “PML Owners”) and some mineral rights held by Pre-PML owners (the “Pre-PML Owners”), which have not yet been issued in the form of a PML. Director with Company has entered into Agreements with: (i) the PML Owners to acquire the PMLs; and (ii) the Pre-PML Owners to acquire the mineral rights when converted to a PML all of which are described in schedule “A” attached hereto and forming part of this Renewal Agreement.

Initials
LV	AAM

R.6

Director with Company and Lake Victoria have agreed that the latter has provided and shall continue to provide all the finances required to acquire and develop the PML(s) and any SML(s) acquired upon conversion of PMLs to a SML(s) comprising the Project; and that the Lake Victoria has and will continue to have a 100 percent beneficial interest in all PMLs and SMLs acquired by Director with Company pursuant to the Initial and this Renewal Agreement.

R.7

The parties hereto have identified and are in the process of identifying those PMLs and Pre-PMLs suitable for conducting mineral exploration and advancing to mining and production stage, by means of a Special Mining License (“SML”)or SML Licenses.

R.8	The parties hereto agree and acknowledge that Director with Company may be required By Lake Victoria to enter into additional PML Agreements to fulfill the Project's objectives.

R.9

Director with Company acknowledges that he has no beneficial interest in the PML(s) and SML(s) and has agreed to execute all transfer forms required (contemporaneously with the execution of this Renewal Agreement) to assign or transfer all PML(s) and SML(s) acquired under the terms of this agreement to any person or company as solely determined by Lake Victoria.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $45,000 now paid by Lake Victoria to Director with Company, (the receipt and sufficiency of which is hereby acknowledge, the parties agree as follows:

Definitions:

$ means the currency of the United States of America.

"Commissioner' means the Commissioner for Minerals of the Ministry of Energy and Minerals, located in Dar es Salaam, United Republic of Tanzania ("Tanzanian”).

“Formal Registration” means registration of the registered ownership of the Primary Mining Licenses in the name of Director with Company and Special Mining Licenses in the name of the Lake Victoria or its affiliate at the office of the Commissioner”.

"PML” means a Primary Mining License means a primary licence to prospect for minerals granted under division D of Part IV of the Mining Act, 1998 (Tanzania) issued exclusively to Tanzanian citizens covering a period of five years and subject to renewal. The maximum size for a primary mining license for all minerals other than building materials shall be 10 hectares”.

Initials
LV	AAM

“PML Agreement(s)” means agreements between Director with Company and the Primary Mining License Owners.

"Special Mining License" means: means a special mining licence granted under Division B of Part IV, Section 40 of the Mining Act 1998 of Tanzania. A Special Mining License shall be granted for a period not exceeding twenty five years, and is renewable in accordance with Section 42 for a period not exceeding twenty five years. The holder of a Special Mining License in accordance with Section 43 has exclusive right to carry on mining operations in the area covered by the License for the minerals specified in the license

“SML” means a Special Mining License.

1.0 Recitals

1.1 The above recitals 1- 9 inclusive are true and correct and form part of this Agreement.

2.0 Acquisition of PMLs and Transfer of PMLs to SML.

2.1 On behalf of Lake Victoria, Director with Company has formally acquire the PMLs and PML Agreements listed in schedule “A” attached to and forming part of this Renewal Agreement.

2.2 Director with Company shall continue to supervise exploration programs and other obligations of the PML Agreements and the PML(s) as they may be agreed by both parties to this Renewal Agreement from time to time in consideration of which Director with Company shall be paid $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, for his services to date upon delivery of this Renewal Agreement, the Bare Trustee Declaration, the undated and incomplete PML and SML Transfer Forms.

2.3 Director with Company hereby undertakes, at the direction of Lake Victoria, to acquire additional PML Agreements and PML(s) and to amalgamate the said PMLs and apply to the Commissioner for Minerals for a SML(s).

Bare Trustee

3.1 Director with Company acknowledges and agrees that he does not have the financial capability to carry out the terms of the PML and Pre-PML Agreements, and make the expenditures required to have the PMLs eligible for the status of SML(s). Director with Company acknowledges and agrees that he benefits and will continue to benefit as a shareholder and as a Director of Lake Victoria from the Formal Registration, in the name of Lake Victoria or as directed by Lake Victoria, of geographic area encompassed by the current and any future PMLs as a SML(s).

Initials
LV	AAM

3.2 Director with Company acknowledges and agrees that he holds the formal interest in the PML and Pre-PML Agreements, and any PML(s) registered in his name as at the date of this Renewal Agreement and subsequently acquired PML(s) and SMLs, acquired with the funding of Lake Victoria, pursuant to the Initial Agreement and this Renewal Agreement, solely as a bare trustee with no beneficial interest in the said PML and Pre-PML Agreements, PMLs and SML(s) and has concurrently with the execution of this Renewal Agreement signed the Bare Trustee Agreement attached to and forming part of this Renewal Agreement as Schedule “B”.

3.3 Concurrently with the execution of this Agreement Director with Company shall sign undated blank PML transfer forms (the “PML Transfer Forms”) and undated blank SML transfer forms (the SML transfer forms) to effect the formal transfer of the PML’s and SML(s) to Lake Victoria or as directed by Lake Victoria and deliver them with this Renewal Agreement to the representative of Lake Victoria if not previously delivered with the Initial Agreement.

3.4 Director with Company understand and agrees that the transfer of the PMLs and SML(s) may be completed and dated at any time by Lake Victoria to transfer the PMLs and SMLs to Lake Victoria or an affiliate appointed by Lake Victoria by dating the forms and completing the PML or SML registration details and filing the PML Transfer Forms and SML Transfer Forms without notice to or the consent of Director with Company.

3.5 All PML Agreements and PML certificates currently registered to and subsequently registered to Director with Company evidencing the formal ownership of the PML(s) acquired by Director with Company from the PML owners shall be signed by Director with Company for transfer with the details and date not completed and shall be delivered for safe keeping to Lake Victoria’s representative concurrently with the deliveries described in clause 3.3 herein.

3.6 For further clarity, all current and future PML and Pre-PML Agreements, PML and SML certificates currently and subsequent registered to Director with Company, , acquired by Director with Company from the PML owners subsequent to the date of this Renewal Agreement shall be delivered forthwith to Lake Victoria’s representative with Director with Company’s signature pursuant to clause 3.5 herein.

4.0 Term

The term of this Renewal Agreement shall be for a period expiring the earlier of ten years from the date of this Renewal Agreement and the cessation of all business activities (for any reason at all) by Lake Victoria in Tanzania. The Determination of cessation of business shall be determined solely by Lake Victoria.

Initials
LV	AAM

5.0 Notices

Each notice, demand or other communication required or permitted to be given under the Agreement shall be in writing and shall be addressed or Faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by facsimile shall be deemed conclusively to be the next business day. Either party may at any time or from time to time notify the other in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

If to Lake Victoria Mining Company, lnc.
Tel: 303-526-5100 Fax: 303-526-5889
Email: info@lvcamining.com
Mail: 1781 Larkspur Drive, Golden Colorado 80401 U.S.A.
Attention: Roger Newell

If to Director with Company

Tel: 255 _____________Fax:_______________
Email: ______________@_____________.com
Mail: P.0. Box ___________, Dar es Salaam, Tanzania
Attention: Ahmed Director with Company

6.0 General

6.1 This Agreement shall supersede and replace any other Agreement or arrangement, whether oral or written, heretofore existing between the parties and/ or affiliates in respect of the subject matter of this Agreement.

6.2 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default;

6.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instrument of further assurance and do such further and other acts which-may be necessary reasonable or advisable to carry out fully the intent of this Agreement;

6.4 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective executors, administrators, successors and assigns;

6.5 This Agreement shall be governed by and construed in accordance with the laws of United Republic of Tanzania;

6.6 Time shall be of the essence in this Agreement;

Initials
LV	AAM

6.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and Feminine, as the case may be;

6.8 This Agreement may be executed in two or more counterparts, each of which will be deemed to be and all of which will constitute one Agreement effective as of the reference date given above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the day and year first –above written.

NOW PARTIES in this Agreement set their hands in the following manner:-

I, _____________________Advocate have gone through this agreement in the presence of Director with Company. In this agreement and I have read the contents of the agreement to him of whom he has understood and he now set his hand to acknowledge and accept the terms and conditions of the agreement.

SIGNED and DELIVERED at the city	)
of Dar es Salaam, Tanzania by	)
DIRECTOR WITH COMPANY who	)
is known to me personally and identified by me	)
this ______day of October, 2009)
	)	DIRECTOR WITH COMPANY
)
COMMISSIONER FOR OATHS FOR TANZANIA .	)

SIGNED and DELIVERED at the city of	)
________________, Colorado, U.S.A.,	)
By ROGER NEWELL for and on Behalf of	)
LAKE VICTORIA MINING COMPANY, INC	)
who is known to me personally and identified by	)
me this ______day of October, 2009)
	)	ROGER NEWELL
BEFORE ME	)
)
)

COMMISSIONER FOR OATHS FOR COLORADO

IN THE MATTER OF LAKE VICTORIA MINING COMPANY, INC

STATUTORY DECLARATION AND DECLARATION OF TRUST

I, DIRECTOR WITH COMPANY of Box __________, Dar es Salaam, Tanzania hereby declare that I am the registered owner of the PMLs listed on Exhibit I to this Declaration of Trust (the “PMLs”). I declare that I am a bare trustee (“Bare Trustee”) of the PMLs and have no beneficial interest in the PMLs. I hold the PMLs in trust for the owner of the PMLs, LAKE VICTORIA MINING COMPANY, INC (the “Beneficiary”) of 1781 Larkspur Drive, Golden, Colorado 80401

I agree to hold the PMLs in trust as Bare Trustee for the Beneficiary.

As Bare Trustee, I acknowledge and declare that I have no right, title or interest in and to the PMLs and that I hold the PMLs, together with proceeds thereof as and when collected, and all income, profits and benefits therefrom, solely as Bare Trustee and for the account of the Beneficiary.

As Bare Trustee, I shall only perform any act or thing, or institute any action or proceedings of any nature, with respect to the PMLs as directed by the Beneficiary.

As Bare Trustee, I covenant and agree that I will perform such acts and execute such documents as may be required from time to time by the Beneficiary in connection with the PMLs or anything arising therefrom. I further covenant and agree that I will assign and convey all my interest in the PMLs to the Beneficiary or as directed by the Beneficiary if and when requested by the Beneficiary.

As Bare Trustee, I will not deal with the PMLs in any way or execute any instrument, document or encumbrance in respect of the PMLs without the prior consent or direction of the Beneficiary and in doing so will disclose that I am acting as the Bare Trustee and agent of the Beneficiary unless otherwise directed in writing by the Beneficiary.

As Bare Trustee, I will notify the Beneficiary forthwith upon receipt by me of notice of any matter or thing in respect of the PMLs or any portion of the PMLs, including, without limitation, in respect of any tax, lien, charge or encumbrance in respect of the PMLs.

This declaration of trust enures to the benefit of and is binding upon my heirs, executors, administrators, successors and permitted assigns as if they had been a party to this declaration of trust.

Sworn before me at the city of
Dar es Salaam, Tanzania

this ___ day of October, 2009

Signature of Notary Public or Advocate	DIRECTOR WITH COMPANY
Commissioner of Oaths for Tanzania

Name

Address

Seal